UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

[(Amendment No. __)]

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

PMC-SIERRA, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On October 7-9, PMC-Sierra, Inc. distributed the following e-mail communication to various clients.

Subject: Skyworks to Acquire PMC-Sierra for $2 Billion in Cash

Guys- If you hadn’t seen this on the wire on Tuesday, we announced that the company will be sold to Skyworks, a leader in the wireless networking space. The existing mobile, wireless silicon technology overlap between the two companies makes sense. With ~70% of PMC revenue in the storage market, storage and I/O is the big question. I’ve listened to both PMC internal communications as well as a conference call with the Skyworks CEO. In both cases, the publicly stated intention is to continue with our server storage product line (aka PMC Adaptec) to allow Skyworks to penetrate and grow within the Storage/Cloud/Hyperscale datacenter space, which is where PMC is focused.

Until the expected close in mid-2016, it’s business as usual.

http://investor.pmcs.com/phoenix.zhtml?c=74533&p=irol-newsArticle_Print&ID=2094294